Exhibit 11

           CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARY

          STATEMENT OF COMPUTATION OF PRIMARY NET INCOME (LOSS) PER SHARE

             For the three months ended September 30, 1997 and 1996

                                           Three months ended September 30,
                                               1997                1996
                                               ----                ----
Net (loss) before extraordinary item     $    (1,355,187)    $    (1,650,785)
                                         =================   =================

Net income (loss) as reported            $      4,506,831    $    (1,650,785)
                                         =================   =================

Weighted  average  number  of  common
  shares  outstanding                           4,799,186          4,709,186

Assumed exercise of stock options and
  warrants using the treasury stock
  method                                           75,509                  --
                                        ------------------   -----------------

Shares used in the computation                  4,874,695          4,709,186
                                         =================   =================

Net (loss) per common share
  before extraordinary item              $         (0.28)    $         (0.35)
                                         =================   =================

Net income (loss) as reported per
  common share                           $           0.92    $         (0.35)
                                         =================   =================


                                                                      Exhibit 11


           CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARY

       STATEMENT OF COMPUTATION OF FULLY DILUTED NET INCOME (LOSS) PER SHARE

             For the three months ended September 30, 1997 and 1996

                                           Three months ended September 30,
                                               1997                1996
                                               ----                ----
Net (loss) before extraordinary item     $    (1,355,187)    $    (1,650,785)
                                         =================   =================

Net income (loss) as reported            $      4,506,831    $    (1,650,785)
                                         =================   =================

Weighted  average  number  of  common
  shares  outstanding                           4,799,186          4,709,186

Assumed exercise of stock options and
  warrants using the treasury stock
  method                                           82,399                  --


Weighted average number of common shares
  representing assumed conversion of
  Series A Convertible Preferred Stock          1,079,913                  --
                                         -----------------   -----------------

Shares used in the computation                  5,961,498          4,709,186
                                         =================   =================

Net (loss) per common share
  before extraordinary item              $         (0.23)    $         (0.35)
                                         =================   =================

Net income (loss) as reported per
  common share                           $           0.76    $         (0.35)
                                         =================   =================